SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 25, 2013 (April 19, 2013)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 19, 2013, Chembio Diagnostics, Inc. (the “Company”) and Lawrence A. Siebert, the President and Chief Executive Officer of the Company, agreed to extend Mr. Siebert’s employment agreement (“Employment Agreement”) with the Company for an additional one-year term through May 11, 2014.  All other terms and conditions of the Employment Agreement have remained the same.  A brief description of the other terms and conditions of the Employment Agreement, including the amounts payable to Mr. Siebert under the Employment Agreement can be found in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 7, 2013.

ITEM 7.01.                           REGULATION FD DISCLOSURE.

On April 25, 2013, the Company issued a press release entitled “Chembio to Host Conference Call to Discuss First Quarter 2013 Financial Results”.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

ITEM 9.01.                        FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

99.1	Press Release entitled “Chembio to Host Conference Call to Discuss First Quarter 2013 Financial Results” dated April 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 25, 2013                                               Chembio Diagnostics, Inc.

                       By:    /s/ Richard J. Larkin
                 Richard J. Larkin
                    Chief  Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release entitled “Chembio to Host Conference Call to Discuss First Quarter 2013 Financial Results” dated April 25 2013.